Exhibit 99.2

Broadridge Corporate Issuer Solutions

ELECTION FORM AND LETTER OF TRANSMITTAL

(800) 733-1121 (toll free)

www.shareholder.broadridge.com

WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of your election form and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Broadridge.

By hand or overnight courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717

By mail:* Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0693

*	If your chosen delivery method is USPS Priority Mail or USPS Registered Mail, you must utilize the overnight courier address.

COMPANY NAME: ANCHOR BANCORP WISCONSIN INC. (“ANCHOR”)

➊ Anchor shares owned:

➋ ELECTION OPTIONS	(MARK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR NO BOX IS CHECKED, YOUR ELECTION FORM AND LETTER OF TRANSMITTAL WILL BE DEEMED TO HAVE BEEN NOT PROPERLY COMPLETED AND YOUR ANCHOR SHARES WILL BE “NON-ELECTION” SHARES UNDER THE MERGER AGREEMENT.)

EXPIRATION: Your Election Form and Letter of Transmittal must be received by Broadridge prior to 5 p.m. Central Time on April 28, 2016 (the “Election Deadline”). Your election herein and submission of your Election Form and Letter of Transmittal will not have any effect on your ability to vote for, vote against or abstain from voting on the adoption of the Merger Agreement. Any election herein shall be null and void if the closing of the Merger does not occur.

☐ ALL STOCK ELECTION	Exchange all shares of Anchor common stock for shares of Old National Bancorp (“Old National”) common stock (“Stock Election”)

☐ ALL CASH ELECTION	Exchange all shares of Anchor common stock for $48.50 cash per share (“Cash Election”)

☐ COMBINATION ELECTION	Exchange shares of Anchor common stock for shares of Old National common stock and the remainder for cash (“Combination Election”)

☐ NO ELECTION	No preference with respect to the receipt of either shares of Old National common stock or cash

Important:	If you do not select an election option or select more than one election option, your Election Form and Letter of Transmittal will be deemed to have been not properly completed and your Anchor shares will be considered “non-election” shares and will be converted into the right to receive the share consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement. Your election option may be revoked or changed by written notice to Broadridge received at or prior to the Election Deadline. Your election option may not be satisfied in full depending upon the preferences of other Anchor stockholders and any adjustments will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement.

MERGER CONSIDERATION ELECTION – FOR MERGER OF ANCHOR AND OLD NATIONAL

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM AND LETTER OF TRANSMITTAL

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 6, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

➊	PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

➋	IN THE BOX MARKED “ELECTION OPTIONS” INDICATE WHETHER YOU WOULD LIKE TO RECEIVE FOR YOUR SHARES ONLY SHARES OF OLD NATIONAL COMMON STOCK, ONLY CASH, A COMBINATION OF SHARES OF OLD NATIONAL COMMON STOCK AND CASH OR “NO ELECTION”. MARK ONLY ONE SELECTION IN THIS BOX.

➌	CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. YOU MUST FILL OUT, SIGN AND DATE THIS FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.

➍	THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.

➎	THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

➏	THIS SECTION SHOULD BE COMPLETED OR SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE ACCOUNT REGISTRATION SECTION. A MEDALLION SIGNATURE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

➌ SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	➍ THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL

THIS SUBSTITUTE FORM W-9 MUST BE FILLED OUT AND SIGNED

PRINT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER HERE

____  ____  ____  ____  ____  ____  ____  ____  ____

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding; and (3) I am a U.S. Person (or a U.S. resident alien).

Certification Instructions - You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:                                                                                      Date:

NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange/Paying Agent that a foreign individual qualifies as an exempt recipient, such stockholder(s) must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on the appropriate and properly completed Form W-8, or successor form. Such statements can be obtained from the Exchange/Paying Agent.

                        REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of shares or separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE SHARE(S) REFERENCED HEREIN.

Signature:

Signature:

Date:

Telephone No. (Required):

                    E-mail Address:

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE “APPLIED FOR” IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

Signature:                                                                                      Date:

➎ SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. Please note: an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting the agent at the number listed on the reverse side.

If you have completed this section, your signature on this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

➏             SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

If you have completed this section, your signature on this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO: NAME: ADDRESS:	MAIL TO: NAME: ADDRESS:
SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

All questions as to the validity, form and eligibility of any surrender of presentation will be determined by Broadridge or Old National and such determination shall be final and binding. Broadridge or Old National reserves the right to waive any irregularities or defects in the presentation. A valid election will not be deemed to have been made until all irregularities have been cured or waived.

If your shares are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the number listed on the reverse side.

If payment for securities is to be made to any person other than the registered holder(s), or if shares are registered in the name of any person other than the person(s) signing the Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder(s) or such person) shall be paid prior to the submission of this Letter of Transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

(i) You will be treated as having surrendered, in exchange for the total cash consideration, if any, to be paid to you, the number of shares of your Anchor common stock as to which you have a right to receive cash consideration; and (ii) for purposes of clause (i), the shares of Anchor common stock surrendered by you in exchange for such cash consideration will be deemed to be: (A) first, of those shares held by you for more than one year before the Merger within the meaning of Section 1223 of the Internal Revenue Code, if any, those shares with the highest federal income tax basis, in descending order until such shares are exhausted or the cash consideration for you is fully paid, then (B) of all other of your shares, those shares with the highest federal income tax basis, in descending order until the cash consideration for you is fully paid.

E02146-TBD